UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2012 (May 18, 2012)

AmREIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53841	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

AmREIT, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2012. The Company’s stockholders approved the proposal presented at the Annual Meeting, which is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 30, 2012. Holders of 12,092,567 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposal submitted to the Company’s stockholders at the Annual Meeting:

•	Proposal 1: To elect seven directors to serve until their successors are duly elected and qualify.

Director	For	Withheld	Broker Non-Votes
Robert S. Cartwright, Jr.	11,391,049	701,518	—
Brent M. Longnecker	11,386,923	705,644	—
Scot J. Luther	11,371,339	721,228	—
Mack D. Pridgen III	11,386,923	705,644	—
H.L. “Hank” Rush, Jr.	11,373,703	718,864	—
Philip Taggart	11,377,384	715,183	—
H. Kerr Taylor	11,375,641	716,926	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: May 22, 2012	By	/s/ Chad C. Braun
Chad C. Braun Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary